Exhibit 10.44


                              MANAGEMENT AGREEMENT

         THIS AGREEMENT, is made and entered into on April 18, 2003 (the "Effective Date"), by and between JAGI SUBSIDIARY, INC., as agent on behalf of the Companies (defined below), with its office at 8534 East Kemper Road, Cincinnati, Ohio 45249 ("Owner") and JANUS HOTELS AND RESORTS, INC., with its principal office at 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431 ("Manager").

         WHEREAS, Owner through its ownership of JAGI Sharonville, LLC and JAGI North Canton, LLC and its indirect ownership of Beckelbe, Ltd and Kings Dominion Lodge (the "Companies"), indirectly owns the hotel(s) as identified in Exhibit "B" (the "Property"); and;
         WHEREAS, the parties hereto desire that Manager shall manage and operate the Property on Owner's behalf under the terms of this written Management Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the mutual promises and premises hereinafter set forth, the parties hereto agree as follows:

                ARTICLE IAPPOINTMENT AND COMPENSATION OF MANAGER

         1.1 Appointment of Manager. Owner, as agent of the Companies, hereby appoints Manager, and Manager hereby accepts appointment, on the terms and conditions hereinafter set forth, to maintain, operate and manage the Property on Owner's behalf from the Effective Date.

         1.2 Delegation of Authority. Solely to the extent expressly provided herein, the day-to-day operation, management and maintenance of the Property shall be under the supervision, direction and control of Manager.

         1.3 Management Fee. For its services hereunder, Manager shall receive a management fee (the "Base Management Fee") equal to the amount calculated as provided in Exhibit A attached hereto, plus the other fees set forth in Exhibit A.

The Base Management Fee shall be calculated monthly and shall be paid to Manager from the General Account (as defined in Section 3.2 below) no later than the 5th day of each month.

                                   ARTICLE II
                                      TERM

         2.1 Term. The term of this Agreement shall be for Ten (10) years (the "Initial Term"). This Agreement shall automatically renew for additional like terms unless the party that does not wish to have an extended term(s) notifies the other party, in writing, no later than ninety (90) days before or earlier than one hundred eighty (180) days prior to the end of the then current term. Notwithstanding anything to the contrary herein, upon sale of the Property to an unrelated third party, this Agreement may be terminated at the option of the Manager or Owner, upon the closing of the sale with at least Sixty (60) days prior written notice to the other party of intent to cancel. In the event of such sale and termination upon sale by Owner, Owner shall pay Manager the Termination Fee as set forth in Article VII of this Agreement.

         2.2 Early Termination. This Agreement may be terminated prior to the expiration of the Initial Term, without penalty, upon the occurrence of any of the following circumstances provided Owner or Manager, as the case may be, does not cure said event within thirty (30) days after written notice by the other party (hereinafter referred to as an "Early Termination Event"). The foregoing notwithstanding, there shall be no cure period pursuant to (b) below, in which event Owner may terminate Manager immediately, upon written notice, without penalty.

                  (a) If either Owner or Manager materially breaches this Agreement or fails to observe or perform any of its material covenants or agreements.


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                                                                  Exhibit 10.44

                  (b) If Manager engages in any act of willful misconduct or fraud with respect to, or the misappropriation or diversion of funds or property of Owner or the Property.

                  (c) If either Owner or Manager files a voluntary petition for reorganization or for any arrangements under any provisions of any bankruptcy code now or hereafter enacted.

                  (d) If a petition shall be filed by any third party for the reorganization of Owner or Manager under any provisions of any bankruptcy code now or hereafter enacted and such proceeding is not dismissed within ninety (90) days after such filing.

                  (e) If a receiver, trustee in involuntary bankruptcy or other similar officer shall be appointed to take care of all or a substantial portion of the property of Owner or Manager.

                  (f) If either Owner or Manager makes a general assignment for the benefit of its creditors.

                  (g) If the Property is not operated in substantial compliance with their Operating Budgets (less than 80% of the Net Operating Income pursuant to the operating budgets and less than 80% of fair market share as determined by Smith Travel Report) for a trailing twelve month period not withstanding variances caused by identifiable exogenous factors including, without limitation, weather and economic dislocations (such as an oil embargo) or area specific economic dislocations.

         If the General Account is not replenished in the prescribed time (Section 3.2(g)), Manager may terminate this Agreement at any time before Owner replenishes the account, and Owner shall pay Manager the Termination Fee stated in Article VII.

         If Manager disagrees with its termination pursuant to any Early Termination Event, Manager may, within thirty days of the notice of termination, notify Owner that Manager is requiring that damages caused to Manager by such termination be arbitrated under the rules of the American Arbitration Association or through a court of competent jurisdiction. Such action shall take place in the State of Florida, in Palm Beach County, and the result shall be binding upon both parties and specifically enforceable by any court having jurisdiction.

         2.3 Additional Services Upon Termination. Owner may request Manager, upon termination of this Agreement, to provide to Owner, or any third party designated by Owner, the following additional reports, filings and/or information.

                  a.       Utilities Transfer

                  b.       Closing of Financial Statement Information

                  c.       Sales Tax Filings

                  d.       Lodging Tax Filings

                  e.       Transfer of Accounting paperwork to Owner

                  f.       Payroll Tax Reporting/Summary, Unemployment

                  g.       Vacation Accruals & Adjustment

                  h.       Transfer of Licenses and Permits

                  i. Accounts Payable (30-90 days) and payment after transfer

         Should Owner make this request of Manager, Manager shall be entitled to an additional fee (the "Close Out Fee") as described on the attached Exhibit A. Owner acknowledges and agrees that Manager shall have the right to keep possession of all the above documents and that Manager shall have no other obligations under this agreement until all fees and expenses owed to Manager are paid in full.

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                                                                  Exhibit 10.44

                                   ARTICLE III
                            OPERATION OF THE PROPERTY

         3.1 General Responsibilities of Manager. Manager shall be responsible for all matters relating to the day-to-day operation, management and maintenance of the Property including, without limitation, (i) rental and occupancy of rooms and commercial space, if any, and setting of charges therefore; (ii) food and beverage services; (iii) employment policies; (iv) the receipt, holding and disbursement of funds; (v) accounting; (vi) budgeting; (vii) procurement of inventories, supplies and services; (viii) promotion, sales, marketing and publicity; and (ix) maintenance, repair and cleaning of all improvements and equipment.

         Manager shall use its best efforts to operate, manage and maintain the Property in such a manner as to provide a high quality guest environment and to maximize to Owner the profits that can be derived from the Property and, upon its own initiative, with reasonable frequency, shall consult with and advise Owner and otherwise bring to Owner's attention opportunities to obtain and increase such profits.

         3.2      General Accounts, Payments, and Distributions.

                  (a) Manager, on behalf of Owner, shall establish a bank account (the "General Account") for the Property in both Owner's name and in Manager's name as agent for Owner in a bank approved by Owner (which approval shall not be unreasonably withheld).

The General Account for the Property shall be used to deposit all cash generated by the Property and to pay all permitted costs and expenses of the Property.

Manager shall deposit all funds collected from the operation of the Property in the General Account. All funds deposited shall be held by Manager for the benefit of Owner. Funds from the General Account shall be disbursed by the Manager to pay its Management Fee and other normal and reasonable expenses of the Property incurred in the operation and maintenance of the Property pursuant to this Agreement, including, but not limited to, any indemnification of Owner under Section 6.3(a) herein. It is understood and agreed that to facilitate the payment of expenses for the Property (such as payroll), Manager may elect to make such payments from an account maintained by Manager for making such payments with regard to the Property and shall be entitled to withdraw from the General Account for the Property and deposit to such other account from time to time an amount equal to the checks to be drawn upon such other account for the payment of expenses of the Property. All other accounts shall be approved in advance by Owner. All bank accounts shall be owned by Owner and shall be operated by Manager as the agent of Owner.

                  (b) Nothing herein contained shall be construed to deprive Manager of the right to maintain petty cash funds and to make payment therefrom as the same are understood and employed generally in the hospitality property management business.

                  (c) Manager shall keep its own funds separate and apart from Owner's funds.
                  (d) Subject to maintaining a minimum working capital balance and reasonably forecasted working account balance, Manager shall transfer to Owner in a timely manner such excess funds as Owner shall specify.

                  (e) Manager shall not be required to incur any liability or obligation for Owner's account without assurances satisfactory to Manager that the funds necessary for the discharge thereof will be provided by the Owner.

                  (f) Manager shall provide cash management for all funds of Owner controlled by Manager. For the purpose of this Agreement, the term "cash management" shall mean expediting cash inflows, controlling cash outflows.

                  (g) Owner hereby agrees to maintain, at all times, a minimum balance in the General Account of not less than an amount to sufficiently run the daily operations of the Property. If the balance in the General Account falls below said required amount, Manager may request that Owner replenish the General Account and Owner shall replenish the General Account within ten business days after receipt of notification. If the General Account is not


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                                                                  Exhibit 10.44

replenished in the prescribed time, Manager may terminate this Agreement at any time before Owner replenishes the account, and Owner shall pay Manager the Termination Fee stated in Article VII.

         3.3 Books and Records. Manager shall maintain, at its principal office, full, adequate and separate books and records as are necessary to reflect all transactions of the Property and of Manager with respect to the Property. Such books and records shall be kept in a manner such that accounting statements may be prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Owner shall have the right and privilege of examining such books and records at the Manager's principal office at any and all reasonable times during normal business hours. Manager shall not destroy or dispose of any such books or records except by delivery to Owner or as Owner may otherwise instruct. Upon termination of this Agreement, all books and records shall be forthwith delivered to Owner so as to ensure the orderly continuance of the operation of the Property, but all such books and records shall thereafter be available to Manager at all reasonable times for inspection, audit, examination, and transcription for a period of not less than seven (7) years from the date of said termination. Owner acknowledges and agrees that Manager shall have the right to keep possession of all the above documents and that Manager shall have no other obligations under this agreement until all fees and expenses owed to Manager are paid in full.

         3.4 Monthly Financial Reports. Within fifteen (15) days after the end of each month, Manager shall deliver to Owner an accounting for the operations of the Property, including a detailed profit and loss statement and balance sheet showing the results of operation of the Property for the preceding month and for the calendar year (the "Fiscal Year") to date and the cash needs, if any, for the subsequent three months. Such statements shall be calculated on the accrual method. Manager shall also deliver to Owner at such times: (a) a report comparing actual results to budgeted results, (b) occupancy and room rate reports and (c) other such financial and operating reports, reasonably available to Manager, as Owner shall request.

         3.5 Annual Financial Reports. Within thirty (30) days after the end of each Fiscal Year, Manager shall deliver to Owner unaudited financial statements including a detailed balance sheet, a statement of cash flows and an income and expense statement showing the results of operations of the Property during such Fiscal Year. Such financial statements shall be calculated on the accrual method and shall be prepared in accordance with GAAP.

         3.6 Audits. Owner shall have the right, at any time, to cause an audit of the books, records, and operations of the Property to be made by a recognized independent certified public accounting firm. Manager shall cooperate fully with such auditors and shall make available to them any and all information concerning the Property. Owner shall deliver to Manager copies of all financial reports regarding the Property promptly after they are received from such auditors. Any adjustment to any Management Fee required because of the results of such audit shall be made by the parties within ten (10) business days of receipt of the audit. The cost of any such independent audit shall be an administrative and general expense of the Property for the Fiscal Year in which such audit occurs. Such expense shall not be deemed an expense of the Property for the purpose of calculating any Incentive Fee (as defined in Exhibit A) payable to Manager.

         3.7  Annual Budgets.

                  (a) Manager shall submit to Owner, in a form reasonably satisfactory to Owner, for its consideration and approval, the following for the Property for each Fiscal Year, not later than sixty (60) days prior to the beginning of each Fiscal Year (or within 45 days of the Effective Date for the initial budgets):

                           (i) a proposed operating budget on a monthly and
yearly basis ("Operating Budget") for the Property as approved by Owner and which shall set forth Manager's best estimate of the following items for such Fiscal Year including supporting schedules for each line item:

                           A.     Projected occupancy and average room rate;
                           B.     Projected gross revenue;
                           C. Leasing plan with respect to commercial or retail spaces, if any, that will be vacant;
                           D.     Projected expenses, detailed by type;
                           E. Detailed proposed scheduling of staff, salaries and wages;
                           F. Property room rates and charges for other services;
                           G.     Insurance premiums and property taxes;


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                                                                  Exhibit 10.44


                           H.     Property operations and maintenance
                                  (non-capital);
                           I.     Advertising, promotional and marketing
                                  expenses;
                           J.     Calculation of estimated Management Fee; and
                           K. Narrative overview of all budgeted revenue and expense levels and an analysis of budgeted levels to the previous year's actual results, with an explanation of any differences.

                           (ii) a proposed budget on a monthly and yearly basis
("Equipment Budget") setting forth Manager's best estimate of the capital expenditures to be made for replacement of and additions to furniture, furnishings and equipment for such Fiscal Year; and

                           (iii) a proposed budget ("Capital Expenditures
Budget" and together with the Operating Budget and the Equipment Budget, the "Annual Budget") setting forth Manager's best estimate of capital expenditures to be made for major building improvements, renovation, capital repairs and expansion for such Fiscal Year.

                  (b) Owner shall be deemed to have approved the foregoing budgets, unless Owner gives notice of its disapproval to Manager within thirty
(30) days of Owner's receipt of same.

                           In the event Owner does not approve all or any part
of the foregoing budgets prior to the expiration of the above thirty day period, Owner promptly shall furnish to Manager an interim budget which shall reasonably permit the continued operation of the Property pursuant to the Annual Budget for the previous fiscal year until final approval is given.

                  (c) Manager shall comply with the Annual Budget, once it is approved by Owner, and shall not deviate substantially therefrom or change the manner of operation (including the marketing plan) of the Property without prior written consent of Owner, except where such deviation is because of and is in direct proportion to an increase (or decrease) in the revenues of the Property in excess of (or below) the budgeted amounts or in case of an emergency, of which Owner shall be promptly notified.

                  (d) With respect to the portion of a Fiscal Year remaining following the Effective Date, Manager shall submit the Annual Budget no later than forty-five (45) days after the signing of this Agreement by both parties.

                  (e) Upon the request of Owner, Manager shall make available to Owner the data utilized in preparing the Annual Budget.

3.8      Insurance.
                  (a) Owner agrees to maintain at all times during the term hereof the following insurance in amounts reasonably acceptable to Manager:

                  (i) Insurance on the building, equipment, furniture and furnishings (including business interruption coverage) against loss or damage.

                  (ii) Comprehensive general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance, with an umbrella policy, which provides total coverage, against claims for personal injury, death, or property damage, including coverage against liability arising out of the use by or on behalf of the Owner or Manager of any owned, non-owned or hired automotive equipment and including coverage against Manager's liability, liquor liability, and dram shop liability, to the extent required by the laws of the jurisdiction in which the Property is located.

                   In the event Owner and Manager mutually agree to utilize Manager's blanket liability and property insurance for the Property, Manager shall obtain and maintain the insurance described above at the sole expense of Owner. Owner may terminate Manager's insurance at any time upon thirty (30) days written notice and such insurance shall automatically terminate upon expiration or termination of this Agreement. Any penalty charged by the insurance carrier for terminating the insurance prior to expiration of the policy shall be at the sole expense of Owner.


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                                                                  Exhibit 10.44

                  (b) All policies of insurance shall: (i) name and designate the Manager and Hospitality Employee Leasing Program, Inc. (see paragraph 4.2 hereof) ("HELP") as an additional insured, and (ii) be an expense of the Property. Without limiting the foregoing, all insurance shall be effected under policies issued by insurers of recognized responsibility and shall, to the extent obtainable, provide that such policies shall not be canceled without at least thirty (30) days' prior written notice to the Manager and HELP as additional insureds and that any loss shall be payable to the Owner, notwithstanding any act of negligence of the Manager or HELP that otherwise might result in forfeiture of said insurance. Certificates of insurance, along with evidence or renewal from time to time thereof, shall be given to Manager no less than ten (10) days prior to their effective date.

                  (c) Manager shall report to the appropriate insurance companies all accidents and potential claims.

                  (d) Manager shall cause to be placed and kept in force at the sole expense of Owner, worker's compensation insurance up to the statutory limit, as required by the state where the Property is located, and employer's liability of at least $100,000. Manager shall furnish Owner with certificates of same in a timely manner.

                  (e) Provided that Owner and Manager shall procure and keep in force all of the insurance required to be obtained by each of them, respectively, pursuant to this Agreement, neither Owner nor Manager shall assert against the other claims for any losses, damages, liabilities or expenses (including attorney fees) incurred or sustained by either of them, to the extent that the same are covered by such insurance, on account of damage or injury to person or property arising out of the ownership, operation, or maintenance of the Property. The parties agree that all policies of insurance shall permit the foregoing waiver. Owner also agrees to hold Manager harmless to any claims not covered by insurance which are not caused by or arisen out of the gross negligence or willful misconduct of the Manager.

                   (f) Owner understands that under certain circumstances, HELP may receive policy discounts as a result of the number of properties listed under its insurance policies. Any discounts received by HELP as a result of such group discounts shall remain the property of HELP as consideration for the cost it incurs in processing liability claims and defending EEOC claims. In addition, HELP charges an administrative fee for the processing of all property and worker's compensation insurance.

         3.9 Taxes and Assessments. Manager shall obtain bills for real estate and personal property taxes, improvement assessments and other like charges that are or may become liens against the Property and recommend to Owner payment thereof or appeal therefrom. Manager shall annually review and submit all real estate and personal property taxes and all assessments affecting the Property or Owner. Manager is under no obligation whatsoever to pay any tax or assessment bill on behalf of Owner, unless such payment has been agreed to in writing by both parties.

         3.10 Compliance With Legal Requirements. Owner and Manager shall take such actions (to the extent of the delegation of responsibilities hereunder) as may be necessary to comply with any and all material laws, rules, regulations, orders, or requirements of any federal, state, county, parish, or municipal agency, or other authority having jurisdiction thereof, affecting the Property or the ownership or operations thereof by Owner or Manager. Manager, however, shall not take any such action as long as Owner is contesting, or has affirmed its intention to contest any material payment, assessment, order or requirement (except that where failure to comply promptly with any such order or requirement might expose Manager to civil or criminal liability, Manager may take such action without Owner's approval). Manager promptly shall notify Owner, in writing, of all such orders, notices or requirements. Manager shall prepare, execute and, after obtaining the approval of Owner, file any such reports and documents as may be required by any governmental authority. Manager hereby specifically covenants and agrees to use its reasonable best efforts to obtain and maintain all licenses and permits necessary for the operation of the Property. Such expenses and permits together with all other costs incurred by Manager under this Section shall be deemed expenses of the Property.

         3.11 Use and Maintenance of the Property. Manager shall use the Property solely for the operation of a hotel and related facilities under standards comparable to those prevailing in the transient guest lodging industry and for all activities in connection therewith that are customary and usual to such an operation. Manager and Owner agree not to permit the Property to be used for any purpose Manager or Owner know might void any policy of insurance

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                                                                  Exhibit 10.44

relating to such Property or which Manager or Owner know might render any loss thereunder uncollectible.

         Manager hereby covenants and agrees to use its reasonable best efforts to keep the Property in good condition and repair and to make regular inspections thereof within the limitations contained herein. Expenses incurred by Manager in keeping the Property in good condition and repair shall be expenses of the Property. Manager further covenants and agrees to take all reasonable precautions against fire, vandalism, burglary, and trespass to the Property within the limitations contained herein, the cost of all such precautions to be expenses of the Property.

         3.12. Marketing.

                  (a) Manager shall use its reasonable best efforts to secure and retain guests for the Property and to merchandise food and beverages served at the Property. Subject to the Annual Budget, Manager shall have the right to rent suites and rent meeting room services in such manner and upon such terms and conditions as Manager deems advisable, including the offering of complimentary suites, food, and beverages when deemed necessary by Manager in the furtherance of its marketing activities related to the Property.

                  (b) Both parties recognize the goal is to achieve the highest possible occupancy at the most profitable rates possible and that the Manager shall use its reasonable best efforts to achieve that goal.

                  (c) Manager agrees that upon Owner's request, at the termination of the Agreement or otherwise, it immediately will deliver to Owner all customer folios, marketing files and records pertaining to the Property. Manager shall make available to Owner all other records and files pertaining to guests, tenants or customers and correspondence and files related to prospective and existing guests and tenants. Owner acknowledges and agrees that Manager shall have the right to keep possession of all the above documents and that Manager shall have no other obligations under this agreement until all fees and expenses owed to Manager are paid in full.

                  (d) Manager will prepare, on an annual basis, a marketing plan that shall include, but not be limited to, projected occupied room-nights and a detailed program for the advertising and promotion of the Property.

          3.13 Sales of FF&E. All proceeds from the sale of operating equipment and/or furniture, furnishings and equipment ("FF&E") no longer needed for the operation of the Property shall be paid to Owner. Any such sale shall occur only with the prior approval of Owner, unless such sale is included in the Annual Budget.

         3.14 Compliance with Franchise Requirements. Manager shall make a good faith effort to operate and manage the Property in substantial compliance with the Franchise Agreement (if any), consulting when necessary with Owner with regard to recommended activities relating thereto. Manager shall communicate with the franchiser, purchase such supplies and services as may be required by the Franchise Agreement, advise Owner as to its suggested course of business which will be in substantial compliance with the Franchise Agreement, and prepare any and all writings and make all payments required by the Franchise Agreement to the extent there are funds available for payment of such Property expenses from the General Account. Manager shall forward to Owner copies of all notices, correspondence, and other writings received from or sent to the franchiser immediately following such receipt or dispatch. Upon Owner's request, Manager shall cause an appropriate employee(s) of Manager to attend any and all required meetings administered by franchiser or held by or for the franchisees and to prepare reports of such meetings for Owner, all as an expense of the Property.

         3.15 Compliance with Mortgage Requirements. If Manager receives notice of default under any mortgage, lease or other agreement executed by Owner which relates to the Property, Manager shall immediately give written notice thereof to Owner and may, upon 30 days written notice, terminate this Agreement in the event of commencement of any foreclosure action by any lender to Owner or the Property. Owner shall be responsible for all fees and expenses due and owing Manager through such termination date including, without limitation, the Termination Fee stated in Article VII.

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                                                                  Exhibit 10.44


         3.16 Periodic Meetings. After each fiscal quarter, Manager and Owner shall, if deemed necessary by Manager or Owner (or more frequently if deemed necessary), meet at a mutually agreeable time and place to review operating results for the Fiscal Year to date and operating plans for the balance of the Fiscal Year.

         3.17 Owner Responsible for Debts, Liabilities, and Expenses. Except as otherwise provided in this Agreement, all debts and liabilities to third persons incurred by Manager in the course of its operation and management of the Property and within the scope of its authority hereunder shall be the debts and liabilities of Owner only, and Manager shall not be liable for any such obligations by reason of its management, supervision, direction or operation of the Property for Owner or for any other reason whatsoever.

         3.18 Manager to Consult With Owner. Except as otherwise provided in this Agreement, Manager shall consult with and advise Owner concerning all policies and procedures affecting all phases of the conduct of business at the Property and will give consideration to suggestions made by Owner. To the greatest extent possible, such consultation and advice shall take place prior to the institution of any major change in policies and procedures.

         3.19 MANAGER DOES NOT GUARANTEE PROJECTIONS OR ANNUAL BUDGET. OWNER HEREBY REPRESENTS THAT IN ENTERING INTO THIS AGREEMENT, OWNER HAS NOT RELIED ON ANY PROJECTION OF EARNINGS, PROFORMAS, BUDGETS OR STATEMENTS AS TO THE POSSIBILITY OF FUTURE SUCCESS OR OTHER SIMILAR MATTERS THAT MAY HAVE BEEN PREPARED BY MANAGER.

                                   ARTICLE IV
                              MANAGEMENT AUTHORITY

         4.1 Contracts. Manager is authorized to make and enter into for the account of, in the name of, and at the expense of Owner, all contracts, equipment leases and agreements (i) as are included in the Annual Budget, (ii) which permit Manager or Owner to terminate same without penalty upon thirty (30) days or less prior notice, (iii) which do not require the expenditure at any one time of an amount in excess of $5,000 and (iv) which are required in the ordinary course of business for the operation, maintenance and services of the Property. All other contracts, equipment leases and similar type agreements shall not be entered into by Manager unless prior written consent of Owner is first obtained, or Owner is the actual contracting party. Notwithstanding the foregoing, in the event of an emergency as reasonably determined by Manager, Manager may enter into a contract or contracts in excess of $5,000 with notice to Owner as soon as practical thereafter.

         4.2      Employment of Personnel.

                  (a) Manager, either directly or under the terms of its pre-existing agreement with Hospitality Employee Leasing Program, Inc. ("HELP"), will hire, train, supervise, direct the work of, and discharge all personnel of the Property that Manager reasonably determines to be necessary or appropriate for the operation of the Property ("Property Employees"). Owner acknowledges that it has been advised by Manager that it is Manager's present intention to utilize the services of HELP in filling the personnel requirements of operating the Property. Manager will not, and will not permit HELP to, discriminate against any employee or applicant for employment because of race, creed, color, sex, age or national origin. Such personnel shall in every instance be deemed employees of HELP, and shall not be deemed employees of Owner. Manager shall use its reasonable best efforts and exercise reasonable care to seek qualified, competent and trustworthy employees.

                  (b) The salaries, wages (including bonus plans) and other compensation, including social security, taxes, worker's compensation insurance, relocation expenses and the like, of Property Employees shall be a budgeted expense of the Property. Manager shall cause its accounting department, or competent accounting department of a third party, to prepare and timely file all necessary reports with respect to withholding taxes, social security taxes, unemployment insurance, disability insurance, the Fair Labor Standards Act, and all other statements and reports pertaining to labor employment on or about the Property.


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                                                                  Exhibit 10.44


                  (c) Manager shall provide appropriate training for all Property Employees. Manager also shall cause the appropriate employees to attend any program required by the franchiser (if any) pursuant to the Franchise Agreement. The costs of attending any such meetings or seminars, including the cost of tourist class travel, accommodations, and food, shall be an expense of the Property, but shall not unreasonably exceed the amount provided for such purpose in the Annual Budget.

                  (d) Manager shall be entitled to reimbursement for all pre-approved travel-related expenses for travel to and from the Property, including air and ground transportation, lodging, and needs incurred in connection with visits to the Property by members of Manager's home office and regional offices. Any such expense shall be charged to the Property, and all such individuals shall receive complimentary room, food and beverage services at the Property during their work-related visits to the Property. The Annual Budget shall include a line item for such travel expenses.

                 (e) All salaries, wages, and compensation of Property Employees, shall be deemed to be expenses of the Property payable out of the General Account. In addition, so-called fringe benefits such as medical insurance or group life insurance pertaining to such Property Employees also shall be expenses of the Property payable out of the General Account.

                 (f) Subject to the restrictions imposed by the Annual Budget, Manager shall set the salaries, bonuses and fringe benefits of all Property Employees.

                 (g) Exhibit A sets forth the additional consideration, if any, to be paid by Owner for the services to be obtained from HELP. 4.3 Advertising. Manager shall ensure that all advertising and signage in and around the Property shall have its primary goal and purpose the promotion and marketing of the Property.

         4.4 Inventories and Supplies. Manager shall purchase such consumable supplies and other expendable items as are necessary to operate the Property and shall pay for such supplies out of the General Account.

         4.5 Accounting Fee. Manager shall provide, in connection with the operation of the Property, for a fee as set forth on the attached Exhibit A (the "Accounting Fee"), Manager's complete system of central financial services utilizing Manager's home office financial staff, third party vendors (as appropriate) and computer equipment.

The services included as part of the Accounting Fee shall include, without limitation, verification of daily work, preparation of payroll and benefits administration, preparation of payroll tax returns, handling of accounts receivable (including normal in-house collection activities) and accounts payable, billing under national credit cards, cash management, preparation of monthly internal operating statements, verification of financial controls, advice and monitoring of accounting and reporting systems and internal controls (relating to cash, inventories, and accounts receivable), and training and supervision of cashiers, front desk, and inventory personnel. Such services shall not include the cost of a certified audit or the preparation and filing of state and federal income tax returns.

         4.6 Sales and Use Taxes. Manager shall maintain all required records and prepare and file all forms related to the collection and payment of all sales and use taxes. Manager shall make required payments to the appropriate taxing authority from the Operating Accounts. Manager's responsibilities hereunder specifically exclude the preparation or filing of local, state or federal income tax returns.

         4.7 Extraordinary Services. Manager shall not be obligated under this Agreement to provide any extraordinary, specialized services of its construction, architectural, engineering, legal or similar staff, or any other services of a professional, technical, extraordinary, non-routine nature, which services involve a substantial commitment of Manager's personnel to or on behalf of Owner or the Property, whether in connection with construction or remodeling activities at the Property or otherwise. Any such services as may be requested by Owner and provided by Manager shall be upon such terms and provisions as may be agreed upon by Manager and Owner at the time of such services. Manager shall make available to Owner at no cost to Owner or the Property the services of the Manager's specialized facilities employed in the performance of its Property management activities generally, including its central buying facilities, cost control, food and beverage expertise, publicity, marketing and interior design.

                                                                  Exhibit 10.44


         If Owner requests that Manager supervise any maintenance and/or remodeling for any renovation or Property Improvement Plan in excess of $50,000, it is agreed that Manager shall be paid a supervision fee equal to 10% of the total of such expenditure.

         In the event Owner circumvents Manager and directly hires a contractor (that was brought to Owner by Manager) to complete any project stated above, Owner shall be obligated to pay manager the above stated fee. The above notwithstanding, if Owner decides to complete a project as stated above, Owner shall be obligated to use Manager as the project supervisor/coordinator if the bid price obtained by Manager is the same price or less than any bid received directly by Owner.

         In addition to the above, Owner may request that Manager retain the services of counsel at the rate of $100.00 per hour (or contingency, where noted), for the following services that are not deemed normal obligations of
Manager:

          a. Property Tax Contestments (fee is 1/3 of reduction of taxes paid);
          b. Collection on accounts receivable for accounts accrued prior to Manager taking control of the Property;
          c.   Review of Franchise Agreements;
          d. Review or preparation of any contracts used in connection with the day-to-day operations of the Property;
          e. Assistance in any matters not related to the day-to-day operation of the Property.

                                    ARTICLE V
                                  CONDEMNATION

         5.1 Condemnation.

                  (a) If the whole of the buildings or the land shall be taken or condemned by reason of any eminent domain, condemnation, or like proceeding by any competent authority for any public or quasi-public use or purpose, or if such a portion thereof shall be taken or condemned as to make it imprudent or unreasonable, in the reasonable opinion of Owner and/or Manager, to use the remaining portion as a hotel of the type and class as immediately preceding such taking or condemnation, then in either of such events, this Agreement shall terminate thirty (30) days after written notice from Owner or Manager to the other party. Owner may settle any such action or award, solely as to its own interest in the Property, on such terms as it may deem advisable. All proceeds of any condemnation (including a partial condemnation) shall belong to Owner, except to the extent that a separate award is made to Manager. Manager shall have the right to seek an award in an eminent domain, condemnation, compulsory acquisition or like proceeding only if such action by Manager is not likely to, and does not, prejudice Owner's rights or diminish or adversely affect any award or proceeds sought by or awarded to Owner.

                  (b) If only a portion of the building or land shall be taken or condemned, and the taking or condemnation of such portion does not make it unreasonable or imprudent to operate the remainder of the condemned property as a hotel of the type and class immediately preceding such taking or condemnation, this Agreement shall not terminate and shall continue as if the taking or condemnation had not occurred.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.1 Relationship. Manager shall manage the Property pursuant to this Agreement as a contractor employed by Owner. Nothing herein contained shall constitute or be construed to be or create a partnership or joint venture between Owner and Manager with respect to the management of the Property as provided for in this Agreement.

         6.2 Assignment. This Agreement is not assignable by either party hereto without prior written consent of the other party hereto; provided, however, Manager may assign this Agreement to an affiliate, a wholly-owned subsidiary or limited liability company of which it is the sole member, without the prior written consent of Owner. Subject to the foregoing, the covenants and agreements herein contained shall inure to the benefits of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

                                                                  Exhibit 10.44

         6.3    Indemnifications.

                   (a) Owner shall indemnify, defend and hold Manager harmless from and against all claims, damages and costs (including reasonable attorney's fees and costs) arising out of or in connection with any acts of Owner, its agents, officers, employees or contractors, that (i) involve negligence or willful misconduct of Owner, its agents, officer, employees or contractors;
(ii) constitute a breach of this Agreement; or (iii) violate any law or regulation. In addition, Owner shall indemnify Manager and HELP with regards to any E.E.O.C. claim or otherwise, filed by an employee of HELP or of the Property, where the basis of said complaint occurred prior to Manager taking control of the Property.

                  (b) Owner does hereby covenant, represent and warrant to Manager that to its actual knowledge, without duty to investigate, prior to the date of this Agreement no part of the Property has been or is being used for the storage of any hazardous waste materials of any kind whatsoever other than cleaning and maintenance products used in the normal course of business; there are no violations of any applicable environmental protection laws, ordinances or regulations affecting the Property; and the Property is unencumbered by the lien of any governmental or quasi-governmental environmental agency. Owner agrees to and shall indemnify, defend and hold harmless Manager from any liability, claims, obligations or losses, including reasonable attorneys' fees, incurred by Manager or assessed against the Property or any part thereof by virtue of any claim or lien of any governmental or quasi-governmental unit, body or agency or any third party for clean-up costs or other costs pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar statute, law, rule or regulation of any governmental or quasi-governmental unit, body or agency arising on account of acts or omissions prior to or after the date of this Agreement. This provision shall survive the termination of this Agreement and shall continue in full force and effect so long as the possibility of any such liability, claims, obligations or losses exists.

                  (c) If any hazardous waste materials excluding cleaning and maintenance products used in the normal course of business of any kind whatsoever are discovered upon any part of the Property, Manager, upon notification of such discovery, shall immediately notify Owner and shall have the right, but not the obligation, to terminate this Management Agreement.

                  (d) Manager shall indemnify, defend and hold Owner harmless from and against all claims, damages and costs (including reasonable attorneys' fees and costs) arising out of or in connection with any acts of Manager, its agents, officers, employees or contractors, that (i) are outside the scope of Manager's employment hereunder; or (ii) involve gross negligence or willful misconduct of Manager, it agents, officers, employees or contractors; or (iii) constitute a breach of this Agreement; or (iv) violate any law or regulation.

                  (e) It is expressly understood and agreed that the foregoing provisions shall survive the termination of this Agreement and shall be binding upon all successors and assigns.

         6.4 Owner's Right to Inspect. Owner or its agents shall have access to the Property at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to the Property, inspection, making repairs or showing the Property to prospective purchasers, tenants or mortgagees. Owner may converse with any Property's Employees regarding any subject and Manager shall instruct them to disclose fully to Owner at Owner's request all information regarding the Property.

         In all respects, Owner shall seek to minimize any disruptions to the operations of the Property resulting from its access thereto.

                                                                  Exhibit 10.44


         6.5 Notice. Whenever, under the terms of this Agreement, any notice is required, it may be served either upon the other party by personal service or by sending said notice by certified mail, personal service or overnight delivery mail to the other party. Notice to each party shall be in writing and, until further notification in writing, shall be mailed as follows:

                        (a) If to Owner:
                        (b) Louis S. Beck, Chairman
                            JAGI SUBSIDIARY, INC.
                            8534 East Kemper Road
                            Cincinnati, OH 45249

                        (b) If to Manager:
                            Michael M. Nanosky, President
                            JANUS HOTELS AND RESORTS, INC.
                            2300 Corporate Blvd, NW
                            Boca Raton, FL  33431

         6.6 Amendments. None of the covenants, terms or conditions of this Agreement shall, in any manner, be altered, waived, changed or abandoned, except by written instrument signed by both parties. Consent to or any acquiescence in any breach of this Agreement shall not constitute a waiver of any other or later breach of the same or of any other covenants, agreement or condition thereof.

         6.7 Consent. Owner and Manager shall not unreasonably withhold their consent whenever such consent shall be required under the terms of this Agreement.

         6.8 Complete Agreement. This Agreement is the complete agreement between the parties, and supersedes all prior agreements whether written or oral.

         6.9 Authority. Each person signing this Agreement warrants that he has full authority to execute the same, that all necessary approvals to the execution of this Agreement and the transactions contemplated herein have been or will be timely obtained and will not result in the breach or termination of a provision of or constitute a default under any indenture, agreement or other instrument to which it is a party or by which it is bound or violate any provision of law.

         6.10 Counterparts. This agreement may be executed in any number of counterparts, each of which is deemed to be an original document.

         6.11 Choice of Laws and Venue. This Agreement shall be construed and interpreted pursuant to the laws of the State of Florida. All claims or suits brought under this agreement shall be brought in Palm Beach County, Florida.

         6.12 Separation Clause. In the event any section(s) of this agreement are found to be unenforceable or invalid by a court of competent jurisdiction, all other sections of this agreement shall remain in full force and effect.

         6.13 Damage or Destruction by Fire. In the event of damage or destruction of the Property in which at least 50% of the rooms in the Property cannot be opened to the public, Owner or Manager may terminate this Agreement upon written notice to the other party. Owner shall be responsible for all Management Fees accrued to the date of termination. If the time needed to repair the Property is in excess of 60 days, either party may terminate this Agreement and Manager shall be entitled to its Management Fee accrued to the date of termination together with the Termination Fee.

         6.14 Non-Circumvention by Owner. Owner shall not, during the term of this Agreement and one year thereafter, solicit or hire any employee of Manager that was employed by Manager during any period of this Agreement. In the event Owner does hire any said employee of Manager, Owner agrees to pay Manager, as damages, the amount of three (3) times said employees annual salary, due immediately upon hiring. For purposes of this section, employee of Manager shall only be an employee of Manager that was never on the payroll of the Property.

         6.15 Legal Fees. All legal fees and costs related to any claim made as a result of this Agreement shall be awarded to the prevailing party in said action.

         6.16 Facsimile Signatures. For purposes of this Agreement, fax signatures shall be deemed as original signatures.

                                                                  Exhibit 10.44
                                   ARTICLE VII
                                 TERMINATION FEE

         In the event this Agreement is terminated by Owner for any reason other than in accordance with those termination rights expressly provided for in
Section 2.2 hereof, Manager shall be entitled to a fee, as liquidated damages, which fee shall be determined as follows: the average monthly Base Management Fee, as defined in Exhibit A, for the most recent trailing 12 month period of this Agreement (in the event 12 months have not elapsed, the average Base Management Fee shall be determined using the actual number of months elapsed) shall be multiplied by the remaining number of months remaining in this Agreement. The product of such calculation, in dollars, shall be the amount due and payable to Manager as the Termination Fee and shall be paid on the date of termination by Owner.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            OWNER:
                                            JAGI SUBSIDIARY, INC.

                                            By: /s/ Louis S. Beck
                                                ----------------------
                                                Louis S. Beck, Chairman

                                            MANAGER:
                                            JANUS HOTELS AND RESORTS, INC.
                                            By: /s/ Michael M. Nanosky
                                                ----------------------
                                                Michael M. Nanosky, President

                                                                  Exhibit 10.44


                                    Exhibit A

Base  Management  Fee:  Monthly,   Three  Percent  (3%)  of  Gross  Revenues  as
hereinafter defined.

     Incentive Fee: Fifty Percent (50%) of Owner's positive change in cash and cash equivalents for the applicable fiscal year and Fifty Percent (50%) of the net sale proceeds from the disposition by Owner of the Property(s).

"Gross Revenues" means all revenues and income of every kind resulting from the operation of the Property and all of its facilities, from guests, tenants, subtenants, licensees, concessionaires and other entities or persons occupying space or rendering services in, at, on, or from the Property, including, but not limited to, rooms, telephone, newsstand, interest income, and rental management fees, whether on a cash basis or on credit, paid or unpaid, collected or uncollected, and without reserve or deduction for failure or inability to collect, all as determined in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that there shall be deducted or excluded from Gross Revenues: (i) cash or credit refunds paid to customers upon transactions included in Gross Revenues; (ii) the amount of any city, county, state or federal sales, use, luxury or excise taxes on such sales which are required to be collected from the customer (but included in the price or stated separately therefrom) and paid to the taxing authorities; (iii) proceeds of claims under any insurance policies other than rent or business interruption insurance and (iv) gains arising from the sale or other disposition of capital assets.

Close-Out Fee: Shall equal the Base Management Fee for the month immediately preceding the termination of the Management Agreement.

Accounting Fee:   Holiday Inn Canton               $700.00 per month
                  Red Roof Inn                     $475.00 per month
                  Days Inn Sharonville             $475.00 per month
                  Days Inn Kings Island            $475.00 per month
                  Days Inn Cambridge               $475.00 per month
                  Best Western Cambridge           $475.00 per month
                  Best Western Kings Quarters      $475.00 per month

HELP Fee: For each pay period, $10.15 per person employed at the Property by HELP for the first 12 months of the term. Thereafter, upon 30 days advance written notice, such fee may be increased, but in no amount greater than 5% every 12 months. The above fee shall include the following duties: check processing for employees, administration of employees, employee practices liability insurance and the processing of worker's compensation.

                                                                  Exhibit 10.44


                                    Exhibit B



Holiday Inn Canton                4520 Everhard Road, North Canton, Ohio 44718

Red Roof Inn                      9847 Bardes Road, Mason, Ohio 45040

Days Inn Sharonville              I-275 & Route 42, Sharonville, Ohio 45241

Days Inn Cambridge                2328 Southgate Parkway, Cambridge, Ohio 43725

Days Inn Kings Island             9735 Mason Montgomery Road, Mason, Ohio 45040

Best Western Cambridge            1945 Southgate Parkway, Cambridge, Ohio 43725

Best Western Kings Quarters       16102 Theme Park Way, Doswell, Virginia 23047